AMENDMENT NO. 2

TO

MASTER INTERGROUP SUB-ADVISORY CONTRACT FOR MUTUAL FUNDS

This Amendment dated November 4, 2016, amends the Master Intergroup Sub-Advisory Contract for Mutual Funds (the “Contract”), dated May 1, 2008, between Invesco Advisers, Inc. (the “Adviser”) on behalf of Short-Term Investments Trust (the “Trust”), and each of Invesco Canada Ltd., Invesco Asset Management Deutschland GmbH, Invesco Asset Management Limited, Invesco Asset Management (Japan) Ltd., Invesco Hong Kong Limited, and Invesco Senior Secured Management, Inc. (each a “Sub-Adviser” and, collectively, the “Sub-Advisers”)

W I T N E S S E T H:

WHEREAS, the Trust desires to amend the Agreement to change the name of Government TaxAdvantage Portfolio to Treasury Obligations Portfolio;

NOW, THEREFORE, the parties agree as follows;

1.	Exhibit A to the Contract is hereby deleted in its entirety and replaced with the following:

“EXHIBIT A

Government & Agency Portfolio

Liquid Assets Portfolio

STIC Prime Portfolio

Tax-Free Cash Reserve Portfolio

Treasury Portfolio

Treasury Obligations Portfolio”

2.	All other terms and provisions of the Contract not amended shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Contract to be executed by their officers designated as of the day and year first above written.

INVESCO ADVISERS, INC.

Adviser

By:	/s/ John M. Zerr
Name:	John M. Zerr
Title:	Senior Vice President

INVESCO CANADA LTD.

Sub-Adviser

By:	/s/ David C. Warren
Name:	David C. Warren
Title:	Executive Vice President and Chief Financial Officer

By:	/s/ Harsh Damani
Name:	Harsh Damani
Title:	Chief Financial Officer, Funds and Senior Vice President, Fund Administration

INVESCO ASSET MANAGEMENT DEUTSCHLAND GMBH

Sub-Advisor

By:	/s/ Michael Fraikin	/s/ Leif Baumann
Name:	Michael Fraikin	Leif Baumann
Title:	Director	Head of Legal Germany

INVESCO ASSET MANAGEMENT LIMITED

Sub-Advisor

By:	/s/ Graeme Proudfoot
Name:	Graeme Proudfoot
Title:	Director

INVESCO ASSET MANAGEMENT (JAPAN) LTD.

Sub-Advisor

By:	/s/ Masakazu Hasegawa
Name:	Masakazu Hasegawa
Title:	Managing Director

INVESCO HONG KONG LIMITED

Sub-Advisor

By:	/s/ Anna Tong	/s/ Fanny Lee
Name:	Anna Tong	Fanny Lee
Title:	Director	Director

INVESCO SENIOR SECURED MANAGEMENT, INC.

Sub-Advisor

By:	/s/ Jeffrey H. Kupor
Name:	Jeffrey H. Kupor
Title:	Secretary and General Counsel